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        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the reference in this Registration Statement on Form N-1A to us under the heading "Transfer and Dividend Disbursing Agent, Legal Counsel and Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, California
August 31, 2005